UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2012

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2012, Broad Street Funding LLC (“Broad Street”), a wholly-owned financing subsidiary of FS Investment Corporation, Deutsche Bank AG, New York Branch (“Deutsche Bank”), as administrative agent, and the lenders party thereto entered into an amendment (the “Amendment”) to Broad Street’s multi-lender, syndicated revolving credit facility (the “Credit Facility”).

The Amendment extended the maturity date of the Credit Facility to March 23, 2013, increased the aggregate borrowings available under the Credit Facility by $40 million to $380 million and reduced the interest rate for all borrowings under the Credit Facility to a rate of LIBOR + 1.50% per annum. In connection with the Amendment, Broad Street paid Deutsche Bank a setup fee of $950,000 and has agreed to pay Deutsche Bank an additional $950,000 upon the termination of the Credit Facility, provided that such termination fee will not be payable if Broad Street refinances the Credit Facility with Deutsche Bank or enters into an alternate financing arrangement with or through Deutsche Bank.

No other material terms of the Credit Facility changed in connection with the Amendment.

The foregoing description of the Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Fourth Amendment to Credit Agreement, dated as of March 23, 2012, among Broad Street Funding LLC, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: March 27, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Fourth Amendment to Credit Agreement, dated as of March 23, 2012, among Broad Street Funding LLC, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders named therein.